UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2021

iHeartMedia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38987	26-0241222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 822-2828

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IHRT	Nasdaq Global Select Market
Series A Preferred Stock Purchase Rights	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 21, 2021, iHeartMedia, Inc. (the “Company”) held its 2021 annual meeting of stockholders (“2021 Annual Meeting”). Following the 2021 Annual Meeting, a vacancy was created on the Company’s Audit Committee, resulting in there being two members of the Audit Committee (the “Vacancy”). Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule (“Nasdaq Rule”) 5605(c)(2)(A) requires that the Company have an Audit Committee composed of three members that satisfy certain criteria for service on the committee. On April 22, 2021, the Company notified Nasdaq of its non-compliance with Nasdaq Rule 5605(c)(2)(A) as a result of the Vacancy and its intent to rely on the cure period provided to the Company by Nasdaq Rule 5605(c)(4)(B). The Company intends to appoint to the Audit Committee a third director who satisfies the criteria for service in Nasdaq Rule 5605(c)(2)(A) in the near term but no later than the earlier of the Company’s next annual meeting of stockholders or one year from the 2021 Annual Meeting.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2021 Annual Meeting, the Company’s stockholders approved the Company’s 2021 Long-Term Incentive Award Plan (the “2021 Plan”). The 2021 Plan became effective on the date of the 2021 Annual Meeting and has a ten-year term, and replaces the Company’s 2019 Equity Incentive Plan (the “2019 Plan”), which terminated.

The 2021 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and other stock- or cash-based awards. Non-employee directors of the Company and employees and consultants of the Company or any of its subsidiaries are eligible to receive awards under the 2021 Plan.

The 2021 Plan authorizes the issuance of 6,000,000 shares of Class A common stock. Stockholder approval is required to increase the maximum number of shares of common stock which may be issued under the 2021 Plan. However, subject to certain limitations, the following shares will be added to the shares available for issuance under the 2021 Plan (without stockholder approval):

•

Shares covered by awards granted under the 2019 Plan or the 2021 Plan that expire, lapse, terminate, are settled for cash or are repurchased at or below the price paid by the participant for such shares.

•	Shares tendered by participants to satisfy the tax withholding obligation with respect to a 2021 Plan or 2019 Plan award other than an option or stock appreciation right.

Shares issued under the 2021 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares. In no event will more than 6,000,000 shares of Class A common stock be issuable pursuant to the exercise of incentive stock options under the 2021 Plan.

The 2021 Plan will be administered by the Board or committee of the Board as may be determined by the Board from time to time. The administrator of the 2021 Plan (the “Administrator”) will have the authority to determine which service providers receive awards and set the terms and conditions applicable to the award within the confines of the 2021 Plan’s terms. The Administrator will have the authority to make all determinations and interpretations under, and adopt rules and guidelines for the administration of, the 2021 Plan.

The 2021 Plan includes annual limits on awards that may be granted to non-employee directors. The maximum value of all equity, cash-based and other awards granted to a non-employee director as compensation for services as a non-employee director with respect to any calendar year of the Company may not exceed $750,000. In addition, the 2021 Plan contains a minimum vesting requirement, subject to limited exceptions, that awards made pursuant to the 2021 Plan may not vest earlier than the date that is one year following the grant date of the award.

The 2021 Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements.

The 2021 Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant. In addition, the Administrator may not, without the approval of the Company’s stockholders, authorize certain re-pricings of any outstanding option or stock appreciation right granted under the 2021 Plan. The 2021 Plan will expire on April 21, 2031.

The terms and conditions of the 2021 Plan are described in the section entitled “Proposal Four - Approval of the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 18, 2021. The foregoing description of the 2021 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2021 Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company’s 2021 Annual Meeting was held on April 21, 2021. A total of 78,845,050 shares of the Company’s Class A common stock were present electronically or represented by proxy at 2021 Annual Meeting, representing approximately 77.83% percent of the 101,293,218 shares of Class A common stock that were both outstanding and entitled to vote at the Company’s 2021 Annual Meeting. The following are the voting results on proposals considered and voted upon at the 2021 Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 18, 2021.

Proposal 1 — Election of Richard J. Bressler and Kamakshi Sivaramakrishnan to the Company’s Board of Directors to serve as Class II directors, each for a two-year term ending at the 2023 annual meeting of stockholders.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Richard J. Bressler	65,016,285	6,729,311	7,099,454
Kamakshi Sivaramakrishnan	68,194,946	3,550,650	7,099,454

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
78,246,528	587,511	11,011	0

Proposal 3 — Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
67,351,174	4,367,960	26,462	7,099,454

Proposal 4 — Approval of the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
66,737,352	4,999,329	8,915	7,099,454

Based on the foregoing votes, Richard J. Bressler and Kamakshi Sivaramakrishnan were elected as Class II directors, and Proposals 2, 3 and 4 were approved.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2021	IHEARTMEDIA, INC.

	By:	/s/ Jordan R. Fasbender
	Name:	Jordan R. Fasbender
	Title:	Executive Vice President, General Counsel and Secretary